UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 18, 2025
___________________________________
Savers Value Village, Inc.
(Exact name of Registrant as specified in its charter)
___________________________________

Delaware (State or Other Jurisdiction of Incorporation)	001-41733 (Commission File Number)	83-4165683 (I.R.S. Employer Identification Number)
11400 S.E. 6th Street, Suite 125 Bellevue, WA 98004
(Address of Principal Executive Offices and zip code)
(425) 462-1515
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.000001	SVV	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 18, 2025, (the “Closing Date”), our subsidiaries Evergreen AcqCo 1 LP (the “US Borrower”), Value Village Canada Inc. (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), Evergreen AcqCo GP LLC and S-Evergreen Holding Corp. (collectively, the “Loan Parties”) entered into a Credit Agreement with Jefferies Finance LLC, as administrative agent and collateral agent, PNC Bank, National Association, as revolving agent, and the lenders party thereto (the “Credit Agreement”).
The Credit Agreement provides for a $750.0 million term loan facility (the “Term Loan Facility”) and $180.0 million of revolving credit commitments (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Credit Facilities”). The proceeds of the Term Loan Facility were used, in part, to repay or redeem all outstanding obligations under (i) the Credit Agreement, dated as of April 26, 2021 (as amended), by and among the Loan Parties, KKR Loan Administration Services LLC, as administrative agent and collateral agent, PNC Bank, National Association, as revolving agent, and the lenders party thereto (the “Existing Credit Agreement”) and (ii) the Indenture, dated as of February 6, 2023, among Evergreen AcqCo 1 LP (the “Issuer”), TVI, Inc. as co-issuer (the “Co-issuer” and, together with the Issuer, the “Issuers”), the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee and as notes collateral agent governing the 9.750% Senior Secured Notes due 2028 (the “Existing Notes”).
Our principal subsidiaries in the United States and Canada are borrowers under the Senior Secured Credit Facilities, and most of our U.S. and Canadian subsidiaries are guarantors. The Senior Secured Credit Facilities are secured by a first-priority lien on substantially all assets of the borrowers and guarantors, subject to certain exceptions. The Revolving Credit Facility is senior to the Term Loan Facility in right of payment.
The Term Loan Facility matures in September 2032. The Term Loan Facility bears interest at a variable rate equal to a reference rate plus a margin of 2.00% or 3.00% based on the type of loan. The applicable margin under the Term Loan Facility will be reduced by 0.25% per annum in the event that the US Borrower has received a public corporate credit rating equal to BB- or better (with stable or better outlook) from S&P Global Ratings and a public corporate family rating equal to Ba3 or better (with a stable or better outlook) from Moody’s Investors Service, Inc. The Borrowers are required to prepay the Term Loan Facility with a percentage of their annual excess cash flow if their first lien net leverage ratio exceeds 4.00 to 1.00. The Borrowers are also required to prepay the Term Loan Facility with a percentage of the net cash proceeds of certain asset sales, subject to customary reinvestment provisions, when the first lien leverage ratio exceeds 4.00 to 1.00. The Borrowers may prepay amounts outstanding under the Term Loan Facility, subject to a 1.00% prepayment premium for prepayments made within six months of the Closing Date (subject to certain exceptions).
The Revolving Credit Facility matures in September 2030. The maximum available amount under the Revolving Credit Facility is $180.0 million, with $75.0 million available for letters of credit and a swingline sublimit of $25.0 million. Revolving loan draws are permitted in both U.S. and Canadian dollars and interest is variable at a rate equal to the reference rate plus a margin ranging from 1.50% to 3.00% based on the type of loan and the Borrowers’ first lien net leverage ratio.
The Senior Secured Credit Facilities also have a customary uncommitted incremental facility equal to (a) the greater of $313.3 million and 1.0 times our EBITDA plus unused amounts under the “general” debt basket, plus (b) an additional amount such that (x) the Borrowers’ pro forma net first lien leverage ratio is less than or equal to 4.50 (or less than the net first lien leverage ratio immediately prior to the incurrence of such additional debt) (in the case of first-lien debt), (y) either the Borrowers’ pro forma net secured net leverage ratio is less than or equal to 6.50 (or less than the net secured leverage ratio immediately prior to the incurrence of such additional debt) or the Borrowers’ pro forma interest coverage ratio is greater than or equal to 2.00 (or greater than the interest coverage ratio immediately prior to the incurrence of such additional debt) (in the case of junior lien debt) or (z) either the Borrowers’ pro forma net leverage ratio is less than or equal to 6.50 (or less than the net leverage ratio immediately prior to the incurrence of such additional debt) or the Borrowers’ pro forma interest coverage ratio is greater than or equal to 2.00 (or greater than the interest coverage ratio immediately prior to the incurrence of such additional debt) (in the case of unsecured debt or debt not secured by collateral securing the Senior Credit Facilities).
The Senior Secured Credit Facilities have customary affirmative and negative covenants, including restrictions on the ability of the Loan Parties and their subsidiaries to incur additional indebtedness, incur liens, make investments, make restricted payments, make optional prepayments on junior financings, engage in transactions with affiliates and make asset sales, in each case, subject to customary exceptions and baskets.

The Revolving Credit Facility is subject to a financial maintenance covenant that requires the Borrowers to maintain a net first lien leverage ratio not in excess of a maximum net first lien leverage ratio, tested quarterly, beginning with our first fiscal quarter in the 2026 fiscal year. The financial maintenance covenant is only applicable if the aggregate amount of revolving loans, swingline loans and letters of credit outstanding under the Revolving Credit Facility (excluding (i) letters of credit and (ii) for the first four fiscal quarters following the Closing Date, outstanding amounts incurred to finance the transactions contemplated by the Credit Agreement) exceeds 40% of the committed amount. The Revolving Credit Facility provides for customary equity cure rights.
The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Termination of the Existing Credit Agreement
On the Closing Date, the Loan Parties terminated and repaid in full all outstanding obligations due under the Existing Credit Agreement. No early termination penalties or prepayment premium were incurred by the Loan Parties in connection with the termination of the Existing Credit Agreement.
Redemption of the Existing Notes
On the Closing Date, the Issuers redeemed all of the outstanding $401 million aggregate principal amount of the Existing Notes at a redemption price equal to 104.875% of the principal amount of the Existing Notes plus accrued and unpaid interest thereon through but not including September 18, 2025.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 9.01 - Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated September 18, 2025, by and among, Evergreen AcqCo 1 LP, Value Village Canada Inc., Evergreen AcqCo GP LLC, S-Evergreen Holding Corp., Jefferies Finance LLC, as administrative agent and collateral agent, PNC Bank, National Association, as revolving agent, and the lenders party thereto*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAVERS VALUE VILLAGE, INC.

Date:	September 19, 2025	By:	/s/ Richard Medway
		Name:	Richard Medway
		Title:	General Counsel, Chief Compliance Officer, Chief Sustainability Officer and Secretary